As filed with the Securities and Exchange Commission on March 11, 1998
                                        Registration No. 333-________



                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933


                       CCB FINANCIAL CORPORATION
         (Exact name of Registrant as specified in its charter)

            North   Carolina                  56-1347849
          (State or other jurisdiction of   (I.R.S. Employer
          incorporation or organization)   Identification No.)

                          Post Office Box 931
                          111 Corcoran Street
                      Durham, North Carolina 27702
      (Address of principal executive offices, including Zip Code)

            CCB Financial Corporation Long-Term Incentive Plan
                        (Full title of the Plan)
                          _____________________

                          W. Harold Parker, Jr.
                   Senior Vice President and Controller
                        CCB Financial Corporation
                           Post Office Box 931
                           111 Corcoran Street
                       Durham, North Carolina 27702
                 (Name and address of agent for service)

                              (919) 683-7777
      (Telephone number, including area code, of agent for service)

                                Copies to:

                            Anthony Gaeta, Jr.
                         Moore & Van Allen, PLLC
                     One Hannover Square, Suite 1700
                      Raleigh, North Carolina 27601
                              (919) 828-4481

                       CALCULATION OF REGISTRATION FEE

                               PROPOSED       PROPOSED
TITLE OF          AMOUNT TO     MAXIMUM       MAXIMUM      AMOUNT OF
SECURITIES            BE       OFFERING      AGGREGATE    REGISTRATION
TO BE REGISTERED  REGISTERED   PRICE PER      OFFERING        FEE
                               SHARE (1)       PRICE
Common Stock,      500,000     $110.125     $55,062,500   $16,243.43
$5.00 par value     shares

Series A Junior
Participating      500,000        N/A           N/A           N/A
Preferred Stock     rights
Purchase Rights(2)

(1)Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low reported prices of the Common Stock as reported by the New York Stock Exchange on March 9, 1998.
(2)The Series A Junior Participating Preferred Stock Purchase Rights will be attached to and trade with shares of the common stock.
                        CCB FINANCIAL CORPORATION

                     500,000 Shares of Common Stock
                        Par Value $5.00 Per Share

                         Offered Pursuant to the
           CCB Financial Corporation Long-Term Incentive Plan


   The contents of the registration statement filed on Form S-8 of CCB Financial Corporation, registration number 33-54645, filed with the Securities and Exchange Commission on July 20, 1994, are hereby incorporated by reference. This registration statement is being filed for the sole purpose of increasing the number of shares registered under the CCB Financial Corporation Long-Term Incentive Plan from 500,000 shares to 1,000,000 shares.



                               SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on March 10, 1998.

                                        CCB FINANCIAL CORPORATION
                                        (Registrant)


                                           By:/s/ ERNEST C. ROESSLER*
                                        Ernest C. Roessler
                                        President and Chief Executive Officer


     Signature                   Title              Date


/s/ ERNEST C. ROESSLER*    Vice Chairman and      March 10, 1998
Ernest C. Roessler         President
                           (Chief Executive Officer)


/s/ WILLIAM L. ABERCROMBIE, JR.*Vice Chairman     March 10, 1998
William L. Abercrombie, Jr.


/s/ JOHN M. BARNHARDT*     Director               March 10, 1998
John M. Barnhardt


/s/ J. HARPER BEALL, III*  Director               March 10, 1998
J. Harper Beall, III


/s/ JAMES B. BRAME, JR.*   Director               March 10, 1998
James B. Brame, Jr.


/s/ TIMOTHY B. BURNETT*    Director               March 10, 1998
Timothy B. Burnett


/s/ W. L. BURNS, JR.*      Chairman of the        March 10, 1998
W. L. Burns, Jr.           Board of Directors


/s/ BLAKE P. GARRETT, JR.* Director               March 10, 1998
Blake P. Garrett, Jr.


                           Director               March ___, 1998
Edward S. Holmes


                           Director               March ___, 1998
Bonnie McElveen-Hunter


                           Vice Chairman          March ___, 1998
David B. Jordan


                           Director               March ___, 1998
C. Dan Joyner


/s/ OWEN G. KENAN*         Director               March 10, 1998
Owen G. Kenan


                           Director               March ___, 1998
Eugene J. McDonald


/s/ HAMILTON W. MCKAY, JR.* Director              March 10, 1998
Hamilton W. McKay, Jr., M.D.


                           Director               March ___, 1998
George J. Morrow


/s/ ERIC B. MUNSON         Director               March 10, 1998
Eric B. Munson


                           Director               March ___, 1998
Dr. David E. Shi


/s/ MILES J. SMITH, JR.    Director               March 10, 1998
Miles J. Smith, Jr.


                           Director               March ___, 1998
Jimmy K. Stegall


/s/ H. ALLEN TATE, JR.*    Director               March 10, 1998
H. Allen Tate, Jr.



/s/ JAMES L. WILLIAMSON*   Director               March 10, 1998
James L. Williamson


/s/ PHAIL WYNN, JR.*       Director               March 10, 1998
Dr. Phail Wynn, Jr.


/s/ ROBERT L. SAVAGE, JR.* Senior Vice President  March 10, 1998
Robert L. Savage, Jr.      and Chief Financial
                           Officer

/s/ W. HAROLD PARKER, JR.  Senior Vice President  March 10, 1998
W. Harold Parker, Jr.      and Controller (Chief
                           Accounting Officer)

* BY: W. HAROLD PARKER, JR., Attorney-In-Fact


                              EXHIBIT INDEX


                                                         Sequential
Exhibit No.              Description of Document         Page No.

  4.1       Amendment No. 1 to the CCB Financial
            Corporation Long-Term Incentive Plan            7

  5.1       Opinion of Moore & Van Allen, PLLC.             10

 23.1       Consent of KPMG Peat Marwick LLP,
            independent auditors.                           12

 23.2       Consent of Moore & Van Allen, PLLC
            (included in the opinion
            filed as Exhibit No. 5.1.)                      10

 24.1       Power of Attorney                               14